Exhibit (a)(1)(viii)

To CC Media Officers and Employees Eligible for the 2012 Restricted Stock for Options Exchange Program

SUBJECT: ACTION NEEDED: Additional Personalized & Important Information about Your Stock Options and the CC Media Holdings 2012 Exchange Offer

You recently received overview information via email regarding the CCMH 2012 Restricted Stock for Options Exchange Offer.

Attached to this email are the following additional personalized documents for you:

1)	Option Information Sheet: Includes your eligible options and their grant date.

2)	Tax Withholding Liability Exhibit: Summarizes the portion of required tax withholding liability that the company intends to pay as part of the Tax Assistance Program and the portion that you will be responsible for.

3)	Two Versions of the 83(b) Election Form: We have attached two 83(b) election forms (Version A & Version B). For your convenience, items 2-7 have been pre-populated. You have 3 options:

a.	If you choose NOT to participate in the Tax Assistance Program: Do not complete either version of the 83(b) election form. If you do not participate in the Tax Assistance Program, you will be responsible for all required withholding tax liabilities, which could be material.

b.	If you choose to participate in the Tax Assistance Program but do not wish to write a check at this time for the amount that would not be covered by the Tax Assistance Program: Only complete and submit Version A of the
83(b) election form. This version covers the required tax withholding liability on the shares that will be 100% subsidized by CCMH if you choose to participate in the Tax Assistance Program. You must complete item 1, sign, and submit this form if you choose to participate in the Tax Assistance Program. Also, please retain a copy for your records and attach to your personal 2012 IRS tax return. You will still be responsible for all required withholding tax liabilities (generally, at the time that such shares vest) for any shares that are not covered by the 83(b) election.

c.	If you choose to file an 83(b) election form on all shares: Complete and submit both Version A AND Version B of the 83(b) election form. You must complete item 1, sign, and submit these forms along with a check payable to Clear Channel Communications, Inc. Also, please retain copies of both versions for your records and attach to your personal 2012 IRS tax return.

OPTIONAL Q & A SESSIONS

As mentioned previously, you’ll have the opportunity to attend optional Question & Answer sessions to help address any questions you may have about the 2012 Exchange Offer.

These optional Q&A sessions will occur on October 25th, 26th and 29th – 31st at 12-1 PM CT. Simply dial into the Q&A session on the day that’s most convenient for you using the conference call & passcode information below:

Conference Call Dial In: 888-394-8197, Intl. 719-457-6443

Passcode: [            ]

Please review the materials provided to you concerning the 2012 Exchange and Tax Assistance Program including the “Offer to Exchange,” Option Information Sheet, the informational brochure, and the attached supplemental information before dialing into the sessions.

After reading all of the attached materials, if you are unable to dial in to the Q&A sessions and you have any questions about these personalized documents or about the 2012 Exchange Offer, please email stockplans@clearchannel.com or call (210) 832-3475.

2

CCMH 2012 Restricted Stock for Options Exchange Option Information Sheet

Participant Name: [NAME]

Below are listed all of your eligible options for participation in the CC Media Holdings 2012 Restricted Stock for Options Exchange.

Number of Eligible Options	Option Grant Date

[ ]	[ ]

Should you have any questions, please refer to the 2012 Exchange Offer details sent to you via email. Alternatively, you may email stockplans@clearchannel.com or call (210) 832-3475.

CCMH 2012 Restricted Stock for Options Exchange Offer Personal Withholding Tax Liability Exhibit (Assuming 83(b) Election)*

Participant Name: [NAME]

As described in communications you received previously, the Tax Assistance Program funding cap has been reached. As a result, you may be responsible for a portion of the withholding tax liability if you participate in the 2012 Exchange Offer and in the Tax Assistance Program. Below is a summary of your personal tax implications:

Total Number of Eligible Options:	[ ]

Total Replacement Shares:	[ ]

Taxable Income**:	$[ ]

Total Withholding (assuming 83(b) election):	$[ ]

Tax Withholding Amount Paid by CC Media Holdings, Inc:	$[ ]

Additional Tax Withholding Amount Due from Participant:	$[ ]

Instructions for Remitting Additional Tax Withholding Amount Due from Participant:

If you choose NOT to file an 83(b) election form for your portion of the tax withholding liability, but wish to participate in the Tax Assistance Program, only complete and sign Version A of the 83(b) election form.

If you choose to file an 83(b) election form for the portion of withholding tax that you will be responsible for, please complete and sign both Version A and Version B of the 83(b) election form and send a check, made payable to Clear Channel Communications, Inc., in the amount above to:

CC Media Holdings, Inc.

200 East Basse Road

San Antonio, Texas 78209

ATTN: Stock Plans Department

After reviewing these documents, should you have any questions, please refer to the 2012 Exchange Offer details sent to you via email. Alternatively, you may email stockplans@clearchannel.com or call (210) 832-3475.

*	Estimate only based on your current income.
**	Reflects replacement shares and additional shares expected to be repurchased by the Company as part of the Tax Assistance Program.

SECTION 83(b) ELECTION

VERSION A

The undersigned taxpayer hereby elects, pursuant to Sec. 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:

ADDRESS:

TAXABLE YEAR: Calendar Year 2012

2.	The property which is the subject of this election is shares of Class A common stock of CC Media Holdings, Inc. (CCMO).

3.	The property was transferred to the undersigned on October 22, 2012.

4.	The property is subject to the following restrictions: The property is subject to forfeiture if the taxpayer does not satisfy the vesting requirements. The vesting requirement relates to the continued employment of the taxpayer by CC Media Holdings, Inc. (or one of its subsidiaries) and / or certain performance thresholds. shares will become vested in four equal installments on each of the first four annual anniversaries of the deemed original vesting commencement date provided that the Taxpayer is then so employed, and provided that such shares are also subject to accelerated vesting under certain circumstances in connection with a termination of employment following a change in control. The remaining shares will become vested upon a certain cash return to the investor, but is also subject to the Taxpayer’s continued employment on such date.

5.	The fair market value of the property at the time of transfer is:

$             per share x              shares = $            .

6.	The undersigned paid nothing for the shares.

7.	The amount to include in gross income is $ .

The election will be filed with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer Signature

SECTION 83(b) ELECTION

VERSION B

The undersigned taxpayer hereby elects, pursuant to Sec. 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:

ADDRESS:

TAXABLE YEAR: Calendar Year 2012

2.	The property which is the subject of this election is shares of Class A common stock of CC Media Holdings, Inc. (CCMO).

3.	The property was transferred to the undersigned on October 22, 2012.

4.	The property is subject to the following restrictions: The property is subject to forfeiture if the taxpayer does not satisfy the vesting requirements. The vesting requirement relates to the continued employment of the taxpayer by CC Media Holdings, Inc. (or one of its subsidiaries) and / or certain performance thresholds. shares will become vested upon a certain cash return to the investor, but is also subject to the Taxpayer’s continued employment on such date.

5.	The fair market value of the property at the time of transfer is:

$             per share x              shares = $            .

6.	The undersigned paid nothing for the shares.

7.	The amount to include in gross income is $ .

The election will be filed with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Taxpayer Signature